UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

MEDAVAIL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

MedAvail Holdings, Inc.
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona 85040
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Supplement to Definitive Proxy Statement Dated May 1, 2023
For the 2023 Annual Meeting of Stockholders of MedAvail Holdings, Inc.
To Be Held on June 14, 2023
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EXPLANATORY NOTE

This supplement (this “Supplement”), dated May 19, 2023, supplements the 2023 Definitive Proxy Statement (the “Proxy Statement”) that was originally filed by MedAvail Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2023. The Proxy Statement was filed in connection with the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 14, 2023 at 11:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/MDVL2023.

Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. This Supplement, our Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

SUPPLEMENTAL DISCLOSURE CONCERNING PROPOSAL NO. 2

On May 2, 2023, after the Proxy Statement was furnished to stockholders, Baker Tilly US, LLP (“Baker Tilly”), the independent registered public accounting firm to the Company, informed the Company of its decision to resign as auditors of the Company, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023. Baker Tilly’s resignation occurred on May 18, 2023.

Any votes submitted with respect to Proposal No. 2, for ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm will be disregarded.

If you are a stockholder and you have already voted, you do not need to vote again. If you would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING” for instructions on how to do so.